DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            General Government Securities Money Market Funds, Inc.

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GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND

c/o BNY Mellon Investment Adviser, Inc.
240 Greenwich Street
New York, NY 10286

March 4, 2021

Dear Shareholder:

We have identified you as a shareholder of General Government Securities Money Market Fund (the “Fund”), a Dreyfus money market fund used by your broker (serviced by Pershing LLC) as the product in which to invest uninvested funds held in your brokerage account.

WE NEED YOUR HELP

You recently were sent proxy materials asking you to vote on an Agreement and Plan of Reorganization, providing for the transfer of all of the Fund's assets to Dreyfus Government Cash Management (the “Acquiring Fund”) in exchange solely for the relevant class of shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s stated liabilities, in a tax-free reorganization. This proposal was presented at the Fund's Special Shareholder Meeting held on February 24, 2021; however, the Fund did not receive enough shareholder participation to formally approve or disapprove the proposal.

With that being said, the meeting has been adjourned to March 25, 2021 at 9:30 am eastern time to solicit further participation from shareholders who have not yet voted on this matter. At the March 25th meeting, you will have the opportunity to vote on the proposed reorganization.

RATIONALE AND BENEFITS OF THE PROPOSED MERGER

1.	The Acquiring Fund is substantially larger than the Fund
2.

If you hold Dreyfus Class shares or Class A shares of the Fund, you will receive Wealth shares of the Acquiring Fund, and if you hold Class B shares of the Fund, you will receive Service shares of the Acquiring Fund

3.

The Acquiring Fund’s Wealth shares have a lower total annual expense ratio than the Fund’s Class A shares (and will have a lower total annual expense ratio than the Fund’s Dreyfus Class shares and Class A shares after the reorganization), and the Acquiring Fund’s Service shares have a lower total annual expense ratio than the Fund’s Class B shares.

4.	Each fund has the same investment objective and substantially similar investment management policies
5.	The funds have comparable performance records
6.	The Acquiring Fund offers the same shareholder privileges as the Fund

For more details on the proposed reorganization, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of the document by contacting us at 1-(800) 817-5468 or by visiting https://vote.proxyonline.com/BNYmellon/XXXXX

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

[__signatory and title____]

See reverse side for voting instructions >

WHAT DO WE NEED FROM YOU?

While the reorganization offers many potential benefits to Fund shareholders, the reorganization cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your vote is crucial. Below you will find options to vote quickly and easily.

We have already received a highly favorable response; however, the Fund has not received the necessary votes to meet the vote requirement. Unless a sufficient number of votes are obtained, the reorganization cannot take place.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU ACTING ON THIS MATTER TODAY. Please take a moment to review the Prospectus/Proxy Statement and vote using one of the convenient methods described below. For further information about the proposed reorganization or how to vote, you can reach AST, the Fund's proxy solicitor, at 1 (800) 817-5468.